UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2011, Applied Materials, Inc. (“Applied”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Citigroup Global Markets Inc. as representatives of the several underwriters named in the agreement. The Underwriting Agreement provides for the issuance and sale by Applied of senior unsecured notes in the aggregate principal amount of $1.75 billion (collectively, the “Notes”) in the following tranches:

•	$400 million aggregate principal amount of 2.650% senior unsecured notes due 2016;

•	$750 million aggregate principal amount of 4.300% senior unsecured notes due 2021; and

•	$600 million aggregate principal amount of 5.850% senior unsecured notes due 2041.

The Notes will be issued and sold in a public offering pursuant to a registration statement on Form S-3 (File No. 333-174636) and related preliminary prospectus supplement filed with the Securities and Exchange Commission on June 1, 2011, and a related final prospectus supplement filed on June 2, 2011. The Underwriting Agreement contains customary representations, warranties and agreements by Applied, and customary closing conditions, indemnification rights and termination provisions.

Applied expects that the net proceeds from the sale of the Notes will be approximately $1.73 billion after deducting underwriting discounts and estimated offering expenses. Applied intends to use the net proceeds to fund a portion of the consideration payable in, and certain costs associated with, Applied’s proposed merger with Varian Semiconductor Equipment Associates, Inc. (“Varian”) pursuant to that certain Agreement and Plan of Merger dated May 3, 2011, by and among Applied, Varian and Barcelona Acquisition Corp., as described further in a Current Report on Form 8-K filed by Applied on May 4, 2011.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated June 1, 2011, by and among Applied Materials, Inc. and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: June 6, 2011

	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated June 1, 2011, by and among Applied Materials, Inc. and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.